Exhibit 99.8

RESTORATION HARDWARE ENTERS INTO AMENDMENT

TO MERGER AGREEMENT WITH CATTERTON PARTNERS

Corte Madera, Calif., January 24, 2008 – Restoration Hardware, Inc. (Nasdaq: RSTO) today announced that it has entered into an amendment to its previously announced merger agreement with certain affiliates of Catterton Partners.

Under the terms of the amended merger agreement, all of the outstanding shares of Restoration Hardware, other than those exchanged by certain stockholders participating with Catterton Partners in the transaction, will be acquired for a price per share equal to $4.50 in cash. The $4.50 per share cash consideration represents a 68% premium to the closing price of Restoration Hardware common stock on November 7, 2007, the last trading day prior to the initial announcement of the original merger agreement. The total equity value of the transaction is approximately $179 million. The amendment also extends the outside termination date for the merger agreement from April 30, 2008 to June 30, 2008 and changes the definition of material adverse effect to increase the likelihood that the transaction will close if the Company experiences weakness in its operating results.

Additionally, in connection with the execution of the amendment, Catterton Partners, through its affiliates, has provided a $25 million subordinated loan to Restoration Hardware for working capital purposes. This loan is not contingent on the closing of the acquisition and has been funded.

Restoration Hardware commented: “The amended merger agreement today comes as the Company and the home related retail sector face increased pressure. The subordinated loan provides the Company with substantially enhanced near-term liquidity to operate in the current environment. The amended merger agreement provides our shareholders a substantial premium to both the unaffected stock price on November 7, 2007, and our current stock price while providing greater certainty of closure.”

The amended merger agreement was negotiated on behalf of Restoration Hardware by a committee of the Board of Directors composed entirely of independent directors, with the assistance of independent financial and legal advisors. The Board of Directors of Restoration Hardware, on the unanimous recommendation of the independent committee, has approved the amended merger agreement and recommends that Restoration Hardware’s stockholders adopt the amended merger agreement.

In accordance with the amended merger agreement, the committee of independent directors, with the assistance of its advisors, will solicit proposals from third parties for an additional period of 35 days concluding February 28, 2008. The independent committee, with the assistance of its advisors, intends to actively solicit superior proposals during this period. This additional time period for competing proposals will allow Sears or other third parties that may have an interest to make an offer to acquire the Company. There is no assurance that any third party, including Sears, will pursue a competing proposal to acquire the Company or that the solicitation of superior proposals will result in an alternative transaction.

The transaction is subject to (i) the approval of holders of two-thirds of the outstanding shares of Restoration Hardware common stock pursuant to the certificate of incorporation of Restoration Hardware, (ii) the approval of holders of a majority of the shares voting at the special meeting that are held by stockholders that have not made an acquisition proposal and are not participating in the transaction, and (iii) other closing conditions, including the receipt of regulatory approvals. The transaction is not subject to any financing condition (other than the performance of the investment and share contribution commitments made by the participating institutional stockholders and the Company’s Chief Executive Officer, Mr. Friedman) and is expected to close near the end of the first quarter of 2008.

About Restoration Hardware

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bathware, functional and decorative hardware, gifts and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com. The Company currently operates 102 retail stores and nine outlet stores in 30 states, the District of Columbia and Canada.

About Catterton Partners

With more than $2 billion under management, Catterton Partners is a leading private equity firm in the U.S. focused exclusively on the consumer industry. Since its founding in 1990, Catterton has leveraged its investment capital, strategic and operating skills, and network of industry contacts to establish one of the strongest investment track records in the consumer industry. Catterton invests in all major consumer segments, including Food and Beverage, Retail and Restaurants, Consumer Products and Services, and Media and Marketing Services. Catterton has led investments in companies such as Breyers® Yogurt Company, Wellness Pet Food, Liberty Safe, Build-A-Bear Workshop, Cheddar’s Restaurant Holdings Inc., Outback Steakhouse, P.F. Chang’s China Bistro, Baja Fresh Mexican Grill, Frederic Fekkai, Kettle Foods, Farley’s and Sathers Candy Co., and Odwalla, Inc. More information about the firm can be found at http://www.cpequity.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include, without limitation, statements concerning the expected timing of the closing of the merger and statements containing words such as “expects” and words of similar import or statements of management’s opinion. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) the Company may be unable to obtain stockholder approval required for the merger agreement; (2) the Company may be unable to obtain regulatory approvals required for the transactions contemplated by the merger agreement; (3) conditions to the closing of the merger agreement may not be satisfied; (4) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (5) the Company may be adversely affected by the announcement of the proposed merger agreement or amendment thereto with Catterton Partners and the related process of soliciting alternative transactions; (6) the Company may be adversely affected by the uncertainty relating to the pending merger or the possibility of another transaction involving the Company, including potential difficulties in employee retention, disruption in current plans or operations and diversion of management’s attention from ongoing business operations; and (7) the Company may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended November 3, 2007, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), in Part I, Item 4 thereof (“Controls and Procedures”), and in Part II, Item 1A thereof (“Risk Factors”). Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Information about the Previously Announced Merger and Where to Find It

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are strongly advised to read the proxy statement when it becomes available because it will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC website at http://www.sec.gov. The proxy statement and other documents also may be obtained for free from the Company by directing such request to Chris Newman, Chief Financial Officer and Secretary, telephone: (415) 945-4530, or on the company’s website at http://www.restorationhardware.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available. Each of these documents may be obtained for free at the SEC website at http://www.sec.gov or from the Company by directing such request to Chris Newman, Chief Financial Officer and Secretary, telephone: (415) 945-4530, or on the company’s website at http://www.restorationhardware.com.

Contacts

Investors:

The Consumer Group

Christine Greany

(858) 523-1732

Media:

Sitrick and Company

Michael Sitrick / Jason Booth (310) 788-2850

Lance Ignon (415) 793-8851

Catterton Partners

Eric Brielmann / Andrea Salas

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449